ARTHUR ANDERSEN LLP
Republic Centre
633 Chestnut Street
Chattanooga TN  37450-1500
Telephone No. 423-756-5000
Fax No. 423-209-2222



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 15, 1997 included in Miller Industries, Inc.'s Form 10-K for the year ended April 30, 1997 and to all references to our Firm included in this registration statement.



                                      /s/ Arthur Andersen LLP

Chattanooga, Tennessee
February 26, 1998